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JOHN M. SIEBERT, PH.D.                    ***TEXT OMITTED AND FILED SEPARATELY
President and Chief                           CONFIDENTIAL TREATMENT REQUESTED
Executive Officer                       UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                         200.83 AND 240.24B-2
January 28, 1998



Joseph R. Robinson, Ph.D.
41 Chequamegon Bay
Madison, Wisconsin 53719

RE:    New Technology of Drug Delivery Systems

Joe,

Per our discussions, any patents covering inventions created individually by you or jointly with members of CIMA staff during our interaction to develop new enabling drug delivery technology are to be assigned to CIMA LABS INC. Once the patent applications are on file, we would then develop and sign an agreement which would provide you a royalty equal to [...***...] of all CIMA sales of products developed covered by patents issuing from such patent applications and marketed either by one of our partners or by CIMA itself for the life of the patent.

It is CIMA's understanding that all such inventions described above will be owned by you and not the University of Wisconsin. If this arrangement is acceptable to you, please signify your acceptance by signing and dating below. Please return the original to me and keep a copy for yourself.

Sincerely,



 /s/ John M. Siebert
------------------------
John M. Siebert, Ph.D.

JMS/cjm


 /s/ Joseph R. Robinson
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Joseph R. Robinson, Ph.D.                                    Date